UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 17, 2007

United Western Bancorp, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Colorado
(State or Other Jurisdiction of Incorporation)

0-21231	84-1233716
(Commission File Number)	(IRS Employer Identification No.)

700 Seventeenth Street, Suite 2100
Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 595-9898
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b) On May 18, 2007, United Western Bancorp, Inc. (the “Company”) issued a press release announcing that Theodore J. Abariotes had resigned his position as Senior Vice President, General Counsel and Secretary and that Jeffrey R. Leventhal had been appointed Senior Vice President, General Counsel and Secretary, effective the same date. A copy of this press release is filed herewith as Exhibit 99.1.

(e) On May 17, 2007, the shareholders of the Company approved the United Western Bancorp, Inc. 2007 Equity Incentive Plan (the “Plan”). The purpose of the Plan is to further the growth in earnings and market appreciation of the Company by providing long-term incentives to those officers, employees and other natural persons providing services to the Company and its affiliates who make substantial contributions to the Company, and to members of the Board of Directors of the Company who are not also employees of the Company. Awards under the Plan may be in the form of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Performance Units, Restricted Stock, supplemental cash payments and such other forms as the Committee in its discretion deems appropriate, including any combination of the above. No fractional shares may be issued under the Plan. The Plan is administered by the Compensation Committee of the Board of Directors (the “Committee”). This description is qualified in its entirety by reference to the terms of the Plan itself, which is incorporated by reference herein as Exhibit 99.2.

The Committee has granted a total of 47,744 shares of Restricted Stock to officers and key employees of the Company or its subsidiaries. These grants, which were effective upon shareholder approval of the Plan on May 17, 2007, vest at a rate of 20% per year over a period of five years. Among those grants of Restricted Stock were the following grants to named executive officers of the Company:

Name	Grant Date	Restricted Stock Amount (#)
Scot T. Wetzel	05/17/07	7,964
William D. Snider	05/17/07	5,120
Michael J. McCloskey	05/17/07	5,120
Benjamin C. Hirsh	05/17/07	908

As a condition to receiving the Restricted Stock grants, each of the named executive officers is required to execute a Restricted Stock Award Agreement by which the officer agrees not to solicit any customers of the Company or its subsidiaries and not to solicit any of the Company’s employees for a period of 12 months following termination of employment. The form of Restricted Stock Award Agreement for the named executive officers (and for other officers of the Company and its subsidiaries) is filed herewith as Exhibit 99.3.

In light of the approval of the Plan by the Company’s shareholders on May 17, 2007, the Company will make future grants of stock options under the Plan. The Company does not intend to grant any additional stock options under the Company’s 1996 Amended and Restated Employee Stock Option Plan (the “1996 Plan”). As of May 17, 2007, there were 811,228 stock options outstanding under the 1996 Plan, including 13,797 options granted on May 3, 2007 to Mr. Leventhal.

ITEM 8.01.	OTHER EVENTS

On May 17, 2007, at the annual shareholders meeting of the Company, its shareholders (i) elected each of Jeffrey R. Leeds, Scot T. Wetzel, and William D. Snider to the Company’s Board of Directors for a term of three years; (ii) ratified the selection by the Audit Committee of the Board of Directors of the Company of McGladrey & Pullen, LLP, as the Company’s independent registered public accounting firm for the year ending December 31, 2007; (iii) approved and adopted the Company’s 2007 Equity Incentive Plan, as described in Item 5.02(e) above; and (iv) rejected a shareholder proposal that called for declassification of the Board of Directors.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

99.1
Press Release, dated May 17, 2007, announcing the resignation of Theodore J. Abariotes as Senior Vice President, General Counsel and Secretary, and the appointment of Jeffrey R. Leventhal as Senior Vice President, General Counsel and Secretary.

99.2
United Western Bancorp, Inc. 2007 Equity Incentive Plan filed as Exhibit 1 to the Company's Proxy Statement for the 2007 Annual Meeting of Shareholders with the SEC on February 20, 2007, as amended on March 27, 2007, and incorporated by reference herein.

99.3	Form of Restricted Stock Award Agreement dated March 19, 2007 for grants to executive officers under the United Western Bancorp, Inc. 2007 Equity Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 18, 2007

UNITED WESTERN BANCORP, INC.

By:	/s/ Jeffrey R. Leventhal
Jeffrey R. Leventhal
Senior Vice President and General Counsel

EXHIBIT INDEX

99.1
Press Release, dated May 17, 2007, announcing the resignation of Theodore J. Abariotes as Senior Vice President, General Counsel and Secretary, and the appointment of Jeffrey R. Leventhal as Senior Vice President, General Counsel and Secretary.

99.2
United Western Bancorp, Inc. 2007 Equity Incentive Plan filed as Exhibit 1 to the Company's Proxy Statement for the 2007 Annual Meeting of Shareholders with the SEC on February 20, 2007, as amended on March 27, 2007, and incorporated by reference herein.

99.3	Form of Restricted Stock Award Agreement dated March 19, 2007 for grants to executive officers under the United Western Bancorp, Inc. 2007 Equity Incentive Plan.